                                                                   EXHIBIT 99.1


                                   AGREEMENT

        THIS AGREEMENT ("Agreement") is made and entered into as of this 22nd day of January, 1997, by and between Eagle USA Airfreight, Inc., a Texas corporation (the "Company"), and Daniel S. Swannie, an individual resident of the State of Texas (the "Shareholder").

                                    Recitals

        WHEREAS, the Shareholder is the owner of an aggregate of 1,547,758 shares (the "Shares") of the Company's common stock, par value $0.001 per share ("Common Stock"); and

        WHEREAS, the Owner desires to dispose of the Shares.

        NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereby agree as follows:

        1. Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

                "Commission" shall mean the Securities and Exchange Commission.

                The terms "register," "registered", and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering by the Commission of the effectiveness of such registration statement.

                "Registration Expenses" shall mean all reasonable out-of-pocket registration, qualification and filing fees, NASD fees, exchange listing fees, printing expenses, "road show" travel and lodging expenses of the Company, fees and disbursements of outside counsel and independent accountants for the Company, blue sky fees and expenses, and other reasonable and customary out-of-pocket expenses incurred by the Company and the Shareholder incident to such registration, including without limitation all costs and expenses required to be paid or reimbursed by the Company pursuant to the Underwriting Agreement (as defined herein) (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company, and excluding the Internal Cost Payment).

                "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.


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        2.      Registration.

                2.1 Registration of the Shares. Subject to the terms hereof, the Company agrees that it will register on one occasion the Shares pursuant to the Securities Act. It is contemplated that the Shares so registered shall be offered and sold in accordance with and subject to the terms of an underwriting agreement (the "Underwriting Agreement") to be negotiated among the Shareholder, the Company and the managing underwriter(s) selected for such underwriting by the Company and the Shareholder. Pursuant to such registration, it is presently contemplated that all of the Shares will be offered and sold by the underwriter(s) on a firm commitment basis, with an additional 232,164 shares of Common Stock (the "Company Shares") subject to an option granted by the Company to the underwriter(s) for the purpose of covering over-allotments, if any. Notwithstanding the foregoing, the Shareholder shall have the right to terminate or withdraw the registration prior to the effectiveness of such registration; provided, however, that in such event, the Shareholder shall reimburse the Company in the manner provided in Section 2.2 below as promptly as reasonably practicable for all Registration Expenses and pay to the Company the portion of the Internal Cost Payment (defined below) as required by Section 2.2(b)(ii), incurred through the date of notice of such termination in connection with such terminated registration.

                2.2      Expenses of Registration.

                (a) Subject to Section 2.5, all Registration Expenses incurred by the Company or the Shareholder in connection with the registration pursuant to Section 2.1 shall be borne by the Shareholder; provided, however, that the maximum amount of Registration Expenses that the Shareholder shall, under any circumstance, be liable to pay or reimburse to the Company shall be, in the aggregate, $400,000, excluding any out-of-pocket fees and expenses incurred by the Shareholder (including without limitation, fees and expenses of counsel to the Shareholder); and provided, further, that the Shareholder shall only be obligated to reimburse the Company for 50% of the costs and expenses incidental to any use of the Company airplane by the underwriters (but 100% of the cost of any use solely by Company personnel), as evidenced by any employees or representatives of the underwriters or potential underwriters traveling thereon. Subject to the foregoing, upon the request of the Company, the Shareholder shall pay at the Closing (defined below) any Registration Expenses for which there has been the presentation of either bills, receipts or other appropriate evidence of expense or a good faith estimate of accrued but unbilled costs and expenses (with any remaining Registration Expenses to be paid by the Shareholder within five business days of the invoice from time to time by the Company); provided, however, that all such bills,


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        receipts and/or estimates shall be presented to the Shareholder within
        90 days of the first Closing (defined below). Notwithstanding anything to the contrary contained in this Agreement, the Company shall use commercially reasonable efforts to minimize the Registration Expenses to the extent reasonably practicable.

                (b) In addition but subject in all respects to the foregoing and Section 2.5 below, the Shareholder shall pay to the Company as charges in lieu of estimated internal costs relating to the offering covered by such registration (i) $375,000 upon the closing of the sale of the Shares (the "Closing") to the underwriter(s) in accordance with the terms of the Underwriting Agreement and (ii) $187,500 in the event that no such Closing occurs but that the Underwriters have begun the "road show" relating to the sale of the Shares (the payment made pursuant to either (i) or (ii) being referred to as the "Internal Cost Payment"). All underwriting discounts, selling commissions and stock transfer taxes applicable to (i) the Shares shall be paid by the Shareholder and (ii) the Company Shares shall be paid by the Company (neither of which shall constitute Registration Expenses).

                2.3 Company's Obligations in Registration. In connection with the registration contemplated by this Agreement, the Company will:

                (a) Prepare and file with the Commission a registration statement with respect to the Shares and use its commercially reasonable best efforts to cause such registration statement to become and remain effective until the distribution described in such registration statement has been completed; and

                (b) Furnish to each underwriter such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such underwriter may reasonably request in order to facilitate the public sale of the shares by such underwriter, and promptly furnish to each underwriter and the Shareholder notice of any stop-order or similar notice issued by the Commission or any state agency charged with the regulation of securities, and notice of any NASDAQ or securities exchange listing; and

                (c) Furnish prospectuses, including preliminary prospectuses and amendments and supplements thereto, to the Shareholder in accordance with applicable securities laws; and

                (d) Apply to register or otherwise qualify the Shares under all applicable blue sky laws of any state.


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        2.4     Indemnification.

                (a) To the extent permitted by law, the Company will indemnify and hold harmless the Shareholder against all expenses, claims, losses, damages or liabilities (or actions in respect thereof) to the extent to which he is subject, including any of the foregoing incurred in settlement of any litigation, commenced or threatened, to the extent such expenses, claims, losses, damages or liabilities (or proceedings in respect thereof) arise out of or are based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or arise out of or are based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act or any rule or regulation promulgated under the Securities Act applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse the Shareholder for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided, however, that the indemnity contained herein shall not apply to amounts paid in settlement of any claim, loss, damage, liability or expense if settlement is effected without the consent of the Company (which consent shall not unreasonably be withheld); provided, further, that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with any material specifically relating to the Shareholder in the section "Principal and Selling Shareholders" in such prospectus or any other written information furnished to the Company expressly for inclusion in such registration by the Shareholder specifically for use therein; and provided, further, that the Company shall not be liable for any loss, claim, damage, liability or judgment to the extent that the same results from any untrue statement or omission or alleged untrue statement or omission (i) made in any preliminary prospectus and a copy of the final prospectus was not sent or given to a person to whom any Shares were sold at or prior to the confirmation of the sale of the Shares if the untrue statement or omission was corrected in the final prospectus, or (ii) based upon any information relating to any underwriters furnished in writing to the Company by or on behalf of any underwriter through the managing underwriter(s) expressly for use in the registration statement or prospectus.

                (b) To the extent permitted by law, the Shareholder will indemnify and hold harmless the Company, each of such person's officers and directors


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        and each person controlling such persons within the meaning of Section
        15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) to the extent to which such person or entity is subject, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or arising out of or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such other persons, such directors, officers or control persons for any legal or other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with any material specifically relating to the Shareholder in the section "Principal and Selling Shareholders" in such prospectus or any other written information furnished to the Company by the Shareholder expressly for inclusion in such registration; provided, however, that the indemnity contained herein shall not apply to amounts paid in settlement of any claim, loss, damage, liability or expense if settlement is effected without the consent of the Shareholder (which consent shall not be unreasonably withheld); provided, further, that the Shareholder shall not be liable for any loss, claim, damage, liability or judgment to the extent that the same results from any untrue statement or omission or alleged untrue statement or omission (i) made in any preliminary prospectus and a copy of the final prospectus was not sent or given to a person to whom any Shares were sold at or prior to the confirmation of the sale of the Shares if the untrue statement or omission was corrected in the final prospectus, or (ii) based upon any information relating to any underwriters furnished in writing to the Company by or on behalf of any underwriter through the managing underwriter(s) expressly for use in the registration statement or prospectus. Notwithstanding the foregoing, the liability of the Shareholder under this subsection (b) shall be limited in an amount equal to the net proceeds from the sale of the Shares sold by the Shareholder under the registration.

                (c)      Each party entitled to indemnification under this
        Section 2.4 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any action or proceeding commenced against, or written demand made on any such party in respect of which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall


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        not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action, and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or as to which the Indemnifying Party is asserting separate or different defenses, which defenses are inconsistent with the defenses of the Indemnified Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation. No Indemnified Party shall consent to entry of any judgment or enter into any settlement without the consent of each Indemnifying Party.

                (d) If the indemnification provided for in this Section 2.4 is unavailable to an Indemnified Party in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Shareholder on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and the Shareholder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Shareholder and the parties' relevant intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Shareholder agree that it would not be just and equitable if contribution pursuant to this Section 2.4(d) were based solely upon the number of entities from whom contribution was requested or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 2.4(d). The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages and liabilities referred to above in this
        Section 2.4(d) shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person


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        who was not guilty of such fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act).

                2.5 Company Right to Terminate Registration. The Company shall have the right to delay, terminate or withdraw any registration initiated under this Section 2 prior to the effectiveness of such registration; provided, however, that in the event the Company elects to terminate such registration, it shall be responsible for all Registration Expenses relating to the Shares, and the Shareholder shall have no obligation to pay the Internal Cost Payment. Notwithstanding the foregoing, the Company shall be deemed to have satisfied all of its obligation to register the Shares hereunder and shall be entitled to terminate this Agreement (and shall remain entitled to payments relating to Registration Expenses and the Internal Cost Payment) if the Shareholder and the Underwriter disagree as to pricing or other terms of the Underwriting Agreement or the Shareholder otherwise determines not to sell all of his Shares pursuant to the registration contemplated hereby.

                2.6      Noncompetition and Related Matters.

                (a) Shareholder agrees that for a period of three years from the effective date of this Section 2.6, he shall not, directly or indirectly, as an owner, operator, employee, representative, shareholder, officer, director, partner, venturer, equityholder, consultant, advisor or in any other capacity, within a one hundred (100) mile radius of any location where the Company (directly or through agents or others) is operating or at the effective date of this Section 2.6, is planning to operate, (i) engage in any business activity in competition with the business in which the Company is engaged at the time of the effective date of this Section 2.6 or any business activity which the Company is planning, as of the effective date of this Section 2.6, to pursue, (ii) solicit such business from, or provide such services to, any of the customers or accounts of the Company, or (iii) become the employee of, or otherwise render services to or on behalf of, any enterprise which competes directly or indirectly with the business of the Company. Notwithstanding the foregoing, the Shareholder may purchase or otherwise acquire up to (but not more than) one percent of any class of securities of any enterprise (but without otherwise participating in the activities of such enterprise), whether or not such enterprise is in competition with the Company, if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934. Shareholder recognizes and acknowledges that, in the course of his duties with the Company and as a result of the position of trust he has held, he has obtained private and confidential information and proprietary data relating to the Company. Shareholder agrees that for a period of three years from the effective date of this Section 2.6, he will not, either directly or indirectly, disclose or use


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confidential information acquired during his relationship with the
Company except with the prior written consent of the Chief Executive
Officer of the Company or unless compelled to do so by process of law. None of the foregoing obligations and restrictions applies to any part of the Company's confidential information that the Shareholder demonstrates was or became generally available to the public other than as a result of a disclosure by the Shareholder in violation of this Section 2.6.

        (b) Shareholder agrees that he shall not, directly or indirectly, during the period commencing on the effective date of this Section 2.6 and ending two years from such effective date, (i) take any action to solicit or divert any business or customers away from the Company, (ii) induce customers, suppliers, agents or other persons under contract or otherwise associated or doing business with the Company to terminate, reduce or diminish any such association or business with or from the Company and/or (iii) induce any person in the employment of the Company or any consultant to the Company to (A) terminate such employment or consulting arrangement or (B) accept employment or enter into any consulting arrangement with anyone other than the Company.

        (c) Shareholder agrees that he shall not, during the period commencing on the effective date of this Section 2.6 and ending two years from such effective date (i) criticize or disparage the Company or any affiliate in a manner intended or reasonably calculated to result in significant public embarrassment to, or material injury to the reputation of, the Company or any affiliate in any community in which the Company or any affiliate is engaged in business; or (ii) commit damage to the property of the Company or any affiliate or otherwise engage in any misconduct which is injurious to the business or reputation of the Company or any affiliate. The Company agrees that, during the period commencing on the effective date of this Section 2.6 and ending two years from such effective date, neither it nor its affiliates will (i) criticize or disparage the Shareholder in a manner intended or reasonably calculated to result in significant public embarrassment to, or material injury to the reputation of, the Shareholder in any community in which the Shareholder resides or is engaged in business; or (ii) commit damage to the property of the Shareholder or otherwise engage in any misconduct which is injurious to the business or reputation of the Shareholder.

        (d)      Shareholder agrees that a violation of the provisions of this
Section 2.6 would cause irreparable and continuing injury to the Company and its affiliates, for which they would have no adequate remedy at law, and that, for such reason, among others, the Company shall (subject to compliance with Section 2.6(h) with respect to alleged violations of Sections 2.6(b) and 2.6(c)) be entitled, as a matter of course, to a temporary restraining order and a





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temporary and permanent injunction restraining any further violation of any such provision. Such right to injunctive relief shall be in addition to, and not in limitation of, any other rights and remedies the Company may have against Shareholder, including without limitation the right to recover damages for any breach or threatened breach, including without limitation the recovery of damages from Shareholder. Shareholder specifically agrees that such limitations as to the period of time, geographic area and type and scope of restriction on his activities specified herein are reasonable and necessary for the protection of the goodwill or other business interests of the Company and its affiliates.

        (e) If any provision of this Section 2.6 is found by a court of competent jurisdiction to be unreasonably broad, oppressive or unenforceable, such court (i) shall narrow the scope of this Section 2.6 in order to ensure that the application thereof is not unreasonably broad, oppressive or unenforceable, and (ii) to the fullest extent permitted by law, shall enforce this Agreement as though reformed.

        (f) In consideration for Shareholder's execution of this Agreement, in addition to the other consideration provided by the Shareholder herein, Shareholder shall be entitled to the registration of his Shares as provided hereby. For purposes of this Section 2.6, references to the Company shall include the Company and any of its direct or indirect subsidiaries. The provisions in this Section 2.6 shall apply notwithstanding any other provision of this Agreement to the contrary.

        (g) The provisions of this Section 2.6 shall be effective only upon the Closing. Once effective, the provisions of this Section 2.6 shall survive the termination of this Agreement regardless of the date, cause or manner of such termination.

        (h) Notwithstanding any of the foregoing to the contrary, in the event of any alleged breach of any of the covenants contained in Sections 2.6(b) or 2.6(c) hereof, the claiming party shall promptly notify the other party of such alleged breach and submit the matter as promptly as practicable to J.A.M.S./Endispute in Houston, Texas (which shall be deemed mutually acceptable to the parties) or, at the option of the claiming party, to another mutually acceptable mediator in either case for resolution within 30 days of the date of such notice. If the claiming party does not select J.A.M.S./Endispute and the parties cannot agree upon another mediator on or before the expiration of 15 days following the date of such notice, another mediator shall be selected as follows: The Company and the Shareholder shall each select one mediator, who will, in turn, jointly select a third mediator to mediate the alleged breach. The costs of such mediation shall be borne equally





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by the parties.  Following such mediation, the Company and the
Shareholder each agree that they will not bring any further action or proceeding relating to the alleged breach in question unless (i) the mediation has not resolved the dispute and (ii) the mediator has made a determination in writing that the claims of the claiming party have substantial merit. The Company and Shareholder agree that any action or proceeding filed alleging a breach of Sections 2.6(b) and/or 2.6(c) shall be subject to immediate dismissal unless both (i) and (ii) above have been satisfied, with all costs and expenses incurred by the parties associated with the filing and dismissal of such action or proceeding to be borne by the filing party.

3.      Miscellaneous.

        3.1 Shareholders' Agreement. Upon the closing of the sale of the Shares in accordance with the terms of the Underwriting Agreement, the terms, conditions and provisions of that certain Shareholders' Agreement dated October 1, 1994, by and among the Company, the Founder and the Purchasers (as such terms are defined therein), which are applicable to the Shareholder, shall terminate and be of no further force and effect with respect to the Shareholder. The Shareholder waives all rights it has under such Shareholders' Agreement with respect to the registration effected pursuant to the terms hereof. The Company has received, or will have received prior to Closing, all applicable waivers under the terms of the Shareholders' Agreement from the parties thereto, other than the Shareholder, which waivers permit the Shareholder to undertake the sale of the Shares and all other transactions contemplated hereunder without any violation by the Shareholder of the terms thereof.

        3.2 Governing Law. This Agreement shall be governed in all respects by the laws of the State of Texas.

        3.3 Amendment. This Agreement, or any provision hereof, may be amended, waived, discharged or terminated only upon the written consent of the Company and the Shareholder.

        3.4      Notices.   All notices or other communications which are
required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person, transmitted by telecopier or mailed by registered or certified first class mail, postage prepaid, return receipt requested to the parties hereto at the address set forth below the party's signature to this Agreement (as the same may be changed from time to time by notice similarly given) or the last known business or residence address of such other person as may be designated by either party hereto in writing.





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        3.5      Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party to this Agreement shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party to this Agreement, shall be cumulative and not alternative.

        3.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

        3.7 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

        3.8 Survivability. The provisions of Sections 2 and 3.1 of this Agreement shall survive any sale of the Shares and termination of this Agreement.

        3.9 Termination. Unless earlier terminated by mutual agreement of the parties, the term of this Agreement shall expire on April 15, 1997.

        3.10 No Assignment. The benefits and obligations of this Agreement may not be assigned to any other party without the prior written consent of the other party hereto; provided that the rights and benefits of the Shareholder shall inure to the benefit of his heirs and personal representatives.

        3.11 Payment of Legal Expenses. If any legal action or other proceeding is brought for the enforcement of this Agreement or because of an alleged dispute, breach, default or misrepresentation in connection with this Agreement or the transactions contemplated hereby, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in connection with such action or proceeding, in addition to any other relief to which it or they may be entitled.





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
     IN WITNESS WHEREOF, the undersigned or each of their respective duly authorized officers or representatives have executed this agreement effective upon the date first set forth above.

                                  COMPANY:

                                  Eagle USA Airfreight, Inc.,
                                  a Texas corporation


                                  By:      /s/ JAMES R. CRANE
                                      ------------------------------------
                                  Its: President, Chief Executive Officer
                                       and Chairman of the Board
                                      ------------------------------------
                                  Address:
                                  Eagle USA Airfreight, Inc.
                                  3214 Lodestar
                                  Houston, Texas 77032
                                  Attention: Chief Executive Officer


                                  SHAREHOLDER:


                                  /s/ DANIEL S. SWANNIE
                                  ----------------------------------
                                  Daniel S. Swannie

                                  Address:
                                  Daniel S. Swannie
                                  12 Gingerwilde Place
                                  The Woodlands, Texas 77381

                               CONSENT OF SPOUSE

     I am the spouse of Daniel S. Swannie. On behalf of myself, my heirs, legatees and assigns, I hereby join in and consent to the terms of this Agreement and agree to be bound by the terms hereof to the extent of my interest in the subject matter hereof.

                                          /s/ LYNDA SWANNIE
                                          ----------------------------------
                                  Name:       Lynda Swannie
                                          ----------------------------------





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